Double Eagle Petroleum Company
P. O. Box 766 • Casper, WY 82602 • 1-307-237-9330 • Fax: 1-307-266-1823

FOR IMMEDIATE RELEASE
Date: March 6, 2008

Double Eagle Petroleum Announces Full-Year 2007 Earnings Release and Conference Call

Denver, Colorado, March 6, 2008 — Double Eagle Petroleum, Co. (Nasdaq: DBLE), an independent oil and gas exploration and production company , will report full-year 2007 financial and operating results on Thursday March 13th by issuing a press release before the market opens and conducting a conference call on that date at 11:00 a.m. Eastern Time.

The conference call information is as follows:
Dial-In-Number: 1-800-434-1335
Please Request: Double Eagle – End of Year Earnings
Participant Code: 542869#

A recording of the call will be available for delayed playback for one week beginning at approximately 12:00 p.m. on March 14, 2008. To access the replay, dial 1-800-428-6220, and provide the confirmation code, 826358#. As soon as practical after the conference call, a playback of the call will also be available on the Double Eagle web site at www.dble.us.

About Double Eagle

Double Eagle Petroleum Co is a growing independent energy company engaged in the exploration, development and sales of domestic oil and natural gas reserves. The Company’s current development activities are in its Atlantic Rim coal bed methane play and in the Pinedale Anticline in Wyoming. The Company is headquartered in Casper, Wyoming with its finance and investor relations offices in Denver, Colorado

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This release may contain forward-looking statements regarding Double Eagle Petroleum Co.’s future and expected performance based on assumptions that the Company believes are reasonable. No assurances can be given that these statements will prove to be accurate. A number of risks and uncertainties could cause actual results to differ materially from these statements, including, without limitation, decreases in prices for natural gas and crude oil, unexpected decreases in gas and oil production, the timeliness, costs and results of development and exploration activities, unanticipated delays and costs resulting from regulatory compliance, and other risk factors described from time to time in the Company’s Forms 10-K and 10-Q and other reports filed with the Securities and Exchange Commission. Double Eagle undertakes no obligation to publicly update these forward-looking statements, whether as a result of new information, future events or otherwise.

Company Media Contact:

John Campbell (303) 794-8445